Exhibit 16.1


Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
100  F  Street,  NE
Washington,  DC  20549

To  Whom  It  May  Concern:

We have read the statements that we understand Xtreme Companies, Inc. will include on the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very  truly  yours,

/s/  Michael  Johnson  &  Co.,  LLC